                                                                   Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the following registration statements of our report dated February 1, 2001, except for Note 3 as to which the date is March 22, 2001, with respect to the consolidated financial statements and financial statement schedule of USA Networks, Inc. and our reports dated February 1, 2001, except for Note 3 as to which the date is March 22, 2001, with respect to the consolidated financial statements of Home Shopping Network, Inc. and Subsidiaries and USANi LLC and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission:

                           Commission File No.

                         Form S-8, No. 333-03717
                         Form S-8, No. 333-18763
                         Form S-8, No. 333-34146
                         Form S-8, No. 333-37284
                         Form S-8, No. 333-37286
                         Form S-8, No. 333-48863
                         Form S-8, No. 333-48869
                         Form S-8, No. 333-57667
                         Form S-8, No. 333-57669
                         Form S-8, No. 333-65335





                                                /s/ Ernst & Young LLP




New York, New York
March 30, 2001